Exhibit 4.11.5

FOURTH AMENDMENT TO
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of December 19, 2012 (but effective on the Effective Date, defined below) by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C. (the “Existing Borrower”), Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company (“Appalachia”), Chesapeake Louisiana, L.P., an Oklahoma limited partnership (“Louisiana” and, together with Appalachia, the “New Borrowers”), Union Bank, N.A., as Administrative Agent (“Agent”), and the Lenders parties hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, the Company, Agent and the Lenders entered into that certain Eighth Amended and Restated Credit Agreement dated as of December 2, 2010 (as amended or supplemented from time to time prior to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Borrower as therein provided;

WHEREAS, the Borrower, the Company, Agent and Majority Lenders desire to amend the Original Agreement to add the New Borrowers as additional borrowers under the Original Agreement on the terms set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES
Section 1.1.    Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
Section 1.2.    Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.
“Credit Agreement” means the Original Agreement as amended hereby.

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ARTICLE II.
AMENDMENTS AND WAIVER
Section 2.1.    Definitions.
(a)    The reference to “CHESAPEAKE EXPLORATION, L.L.C., an Oklahoma limited liability company, as successor by merger to Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the “Borrower”)” in the preamble to the Original Agreement is hereby amended to read as follows:
CHESAPEAKE EXPLORATION, L.L.C., an Oklahoma limited liability company, as successor by merger to Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (“Exploration”), CHESAPEAKE APPALACHIA, L.L.C., an Oklahoma limited liability company (“Appalachia”), CHESAPEAKE LOUISIANA, L.P., an Oklahoma limited partnership (“Louisiana”)
(b)    The definition of “Borrower” in Section 1.1 of the Original Agreement is hereby restated to read as follows:
“Borrower”: Exploration, Appalachia and Louisiana, jointly and severally. References to “Borrower” in this Agreement are intended to refer to all such Persons collectively except as otherwise may be specifically set forth herein and except that references to “any Borrower” are meant to refer to any one of Exploration, Appalachia and Louisiana.
(c)    The following definitions are hereby added to Section 1.1 of the Original Agreement in appropriate alphabetical order to read as follows:
“Appalachia”: as defined in the preamble to this Agreement.
“Exploration”: as defined in the preamble to this Agreement.
“Louisiana”: as defined in the preamble to this Agreement.
Section 2.2.    Fundamental Changes. Each reference to “the Borrower” in Section 7.4 is hereby amended to read “any Borrower”.
Section 2.3.    Special Provisions Related to the Borrower. A new Section 10.21 is hereby added to the Original Agreement to read as follows:
Section 10.21    Special Provisions Related to the Borrower.

(a)    Each of Exploration, Appalachia, and Louisiana (in this section each called a “Co-Borrower”) hereby acknowledges and undertakes, together with each other Co-Borrower, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Co-Borrowers under this Agreement and the other Loan Documents. Each Co-

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Borrower expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each extension of credit hereunder. Each Co-Borrower hereby acknowledges that this Agreement is the independent and several obligation of each Co-Borrower and may be enforced against each Co-Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Co-Borrower. Each Co-Borrower further agrees that its liability hereunder and under any other Loan Document shall be absolute, unconditional, continuing and irrevocable. Each Co-Borrower expressly waives any requirement that any Lender, the Administrative Agent, the Swing Line Lender or any Issuing Lender (each, a “Lender Party”) exhaust any right, power or remedy and proceed against any other Co-Borrower under this Agreement or any other Loan Documents, or against any Subsidiary Guarantor or any other person under any guaranty of, or security for, any of the Obligations. Each Co-Borrower hereby waives all defenses and limitations arising under or relating to principals of suretyship or guarantee and all other defenses and limitations in respect of its joint and several liability for the Obligations. If acceleration of the time for payment of any amount payable by a Co-Borrower with respect to the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any other Co-Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Co-Borrowers hereunder forthwith on demand. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by any Lender Party as a result of the insolvency, bankruptcy or reorganization of any Co-Borrower or otherwise, all as though such payment had not been made, and each Co-Borrower will, as their joint and several obligation, pay such amount to such Lender Party on demand. Any transfer by subrogation prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in such Lender Party.

(b)     No action which any Lender Party may take or omit to take in connection with any Loan Document or any of the Obligations, and no course of dealing of Lender Party with any Co-Borrower or any other Person, shall release or diminish the joint and several liability of the other Co-Borrowers. Without limiting the foregoing, each of the Co-Borrowers hereby expressly agrees that any Lender Party may, from time to time, without notice to or the consent of such Co-Borrower, do any or all of the following:
(1)    Give or refuse to give any waivers or other indulgences with respect to the Loan Documents.

(2)    Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with the Collateral, to bring suit

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against any Co-Borrower or any other Person, or to take any other action concerning the Obligations or the Loan Documents.

(3)    Compromise or settle any unpaid or unperformed Obligations.

(4)    Take, exchange, amend, eliminate, surrender, release, or subordinate any Collateral, accept additional or substituted Collateral therefor, and perfect or fail to perfect the Lender Parties’ rights in any or all of such Collateral.

(5)    Except as otherwise provided in the Loan Documents, apply all monies received from any Co-Borrower or others, or from any Collateral, as such Lender Party may determine to be in their best interest, without in any way being required to marshal Collateral or assets or to apply all or any part of such monies upon any particular part of the Obligations.

(c)    No action or inaction of any Co-Borrower (in this Section called the “Affected Co-Borrower”) or any other Person, and no change of law or circumstances, shall release or diminish the joint and several liability of the other Co-Borrowers hereunder for Revolving Extensions of Credit made to the Affected Co-Borrower. Without limiting the foregoing, the joint and several liability of the other Co-Borrowers hereunder for Loans made to the Affected Co-Borrower shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of such other Co-Borrowers:
(1)    Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of the Affected Co-Borrower or any other proceedings involving Affected Co-Borrower or any of the assets of Affected Co-Borrower under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Affected Co-Borrower, any properties of Affected Co-Borrower, or the estate in bankruptcy of Affected Co-Borrower in the course of or resulting from any such proceedings.

(2)    The failure by any Lender Party to file or enforce a claim in any proceeding described in the immediately preceding subsection or to take any other action in any proceeding to which Affected Co-Borrower is a party.

(3)    The release by operation of law of Affected Co-Borrower from any of the Obligations.

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(4)    The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents against Affected Co-Borrower, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(5)Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a debtor or surety other than the actual performance by Affected Co-Borrower under this Agreement.

Section 2.4.    Joinder of New Borrowers. By its execution and delivery of this Amendment, each New Borrower hereby assumes all of the rights and obligations of the Borrower under the Credit Agreement and the other Loan Documents as if an original Borrower thereunder. As of the Effective Date, each reference in any Loan Document to “Borrower” shall also mean and be a reference to the New Borrowers in addition to, and collectively with, the Existing Borrower. Each New Borrower hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided or to be provided as collateral pursuant to Section 2.11 of the Credit Agreement, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.11(c) of the Credit Agreement.
Section 2.5.    Waiver. Subject to the terms and conditions set forth herein, Required Lenders hereby waive any violation of the Credit Agreement that occurred prior to the Effective Date as a result of the Guarantors Collateral Value exceeding 30% of the total Collateral Value.

ARTICLE III.
CONDITIONS OF EFFECTIVENESS
Section 3.1.    Conditions to Effectiveness of Amendment. This Amendment shall become effective when and only when the Administrative Agent shall have received executed counterparts of this Amendment from the Majority Lenders and the following conditions precedent have been satisfied (the date such conditions are so satisfied herein called the “Effective Date”):
(a)    The Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Agent and in such number of counterparts as may be requested by the Agent:

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(i)    counterparts of the Amendment Documents executed by the applicable Loan Parties sufficient in number for distribution to the Administrative Agent and the Borrower.
(ii)    a certificate on behalf of each applicable Loan Party (other than Appalachia and Louisiana) certifying that none of the resolutions, incumbency certificates, Organization Documents and/or certificates of Responsible Officers of each Loan Party as the Administrative Agent has previously required evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party have been amended or are otherwise inaccurate since they were delivered and certifying resolutions authorizing this Amendment.
(iii)    a certificate of each of Appalachia and Louisiana, dated the Effective Date, substantially in the form of Exhibit C to the Original Agreement, with appropriate insertions and attachments and evidencing, among other things, the power and authority of each such Person to assume the Obligations under the Credit Agreement as a borrower.
(iv)    an amended and restated Guarantee Agreement, in form and substance satisfactory to the Agent, executed and delivered by the Company, the Borrower and each Subsidiary Guarantor.
(v)    replacement promissory notes of the Borrower evidencing the Revolving Loans of each Lender, substantially in the form of Exhibit H to the Original Agreement, with appropriate insertions as to date and principal amount.
(vi)    such other documents or certificates as the Agent shall reasonably request.
(b)    Any fees required to be paid to the Agent or any Lender on or before the Effective Date shall have been paid.
(c)    Unless waived by the Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

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ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1.    Representations and Warranties. In order to induce each Lender party hereto to enter into this Amendment, each of the Borrower and the Company hereby certify that the representations and warranties made by it contained in Article 4 of the Original Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and agrees to execute, or cause to be executed, such other instruments or further amendments to Loan Documents as the Agent may reasonably request from time to time to give further effect to this Amendment.
ARTICLE V.
MISCELLANEOUS
Section 5.1.    Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.
Section 5.2.    Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to the Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of such Loan Party under this Amendment and under the Credit Agreement.
Section 5.3.    Loan Documents. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.
Section 5.4.    Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Original Agreement.
Section 5.5.    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

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THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.
CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
By:    /s/ Jennifer M. Grigsby
    Jennifer M. Grigsby
    Treasurer and Senior Vice President
CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its general partner
By:    /s/ Jennifer M. Grigsby
    Jennifer M. Grigsby
    Treasurer and Senior Vice President

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UNION BANK, N.A., as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Randall L. Osterberg
Randall L. Osterberg
Senior Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By: /s/ Sherwin Brandford
Name: Sherwin Brandford
Title: Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By: /s/ Larry Robinson
Name: Larry Robinson
Title: Director

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THE ROYAL BANK OF SCOTLAND plc, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By: /s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

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BNP PARIBAS, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By: /s/ Prisca Owens
Name: Prisca Owens
Title: Director

By: /s/ Lorenzo Landini
Name: Lorenzo Landini
Title: Director

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent, as an Issuing Lender and as a Lender

By: /s/ David Gurghigian
Name: David Gurghigian
Title: Managing Director

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

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BANK OF AMERICA, N.A., as a Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

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CITIBANK, N.A., as a Lender

By: /s/ Michael Zeller
Name: Michael Zeller
Title: Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By: /s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Director

By: /s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

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DNB BANK ASA, as a Lender

By: /s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By: /s/ Kjell Tore Egge
Name: Kjell Tore Egge
Title: Senior Vice President

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GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

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MIZUHO CORPORATE BANK, LTD., as a Lender

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

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MORGAN STANLEY BANK, as a Lender

By: /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

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NATIXIS, as a Lender

By: /s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Managing Director

By: /s/ Daniel Payer
Name: Daniel Payer
Title: Managing Director

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THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

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UBS AG, STAMFORD BRANCH, as a Lender

By: /s/ Lana Gifas
Name: Lana Gifas
Title: Director

By: /s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Associate Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Director

By: /s/ Michael Spaight
Name: Michael Spaight
Title: Associate

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COMPASS BANK, as a Lender

By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

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TORONTO DOMINION (NEW YORK) LLC, as a Lender

By: /s/ Bebi Yasin
Name: Bebi Yasin
Title: Authorized Signatory

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COMERICA BANK, as a Lender

By: /s/ John S. Lesikar
Name: John S. Lesikar
Title: Vice President

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SUNTRUST BANK, as a Lender

By: /s/ Yann Pirio
Name: Yann Pirio
Title: Director

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EXPORT DEVELOPMENT CANADA, as a Lender

By: /s/ Richard Leong
Name: Richard Leong
Title: Asset Manager

By: /s/ Talal M. Kairouz
Name: Talal M. Kairouz
Title: Senior Asset Manager

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BANK OF SCOTLAND plc, as a Lender

By: /s/ Stephen Giacolone
Name: Stephen Giacolone
Title: Assistant Vice President

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MACQUARIE BANK, LTD., as a Lender

By: /s/ Carmel Ferguson
Name: Carmel Ferguson
Title: Executive Director

By: /s/ Mark Topfer
Name: Mark Topfer
Title: Managing Director

(Macquarie POA Ref: #938 dated 22nd November
2012, signed in London)

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

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MIDFIRST BANK, as a Lender

By: /s/ Steve A. Griffin
Name: Steve A. Griffin
Title: Senior Vice President

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CONSENT AND AGREEMENT
By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Sixth Amended and Restated Guarantee Agreement dated as of December 2, 2010 made by it for the benefit of Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Sixth Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION
ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC.
CHK HOLDINGS CORPORATION
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C., on behalf of itself and, as general partner of CHESAPEAKE MIDSTREAM DEVELOPMENT, L.P.
CHESAPEAKE MIDSTREAM OPERATING, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
CHESAPEAKE WEST TEXAS PROCESSING, L.L.C.
EMLP, L.L.C., on behalf of itself and as general partner of EMPRESS LOUISIANA PROPERTIES, L.P.

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EMPRESS, L.L.C.
GOTHIC PRODUCTION, L.L.C.
JACKALOPE GAS GATHERING SERVICES, L.L.C.
LOUISIANA MIDSTREAM GAS SERVICES, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MID-AMERICA MIDSTREAM GAS SERVICES, L.L.C.
MID-ATLANTIC GAS SERVICES, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
MOCKINGBIRD MIDSTREAM GAS SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
UTICA GAS SERVICES, L.L.C.
VENTURA, LLC

By:	/s/ Jennifer M. Grigsby Jennifer M. Grigsby, Treasurer and Senior Vice President of the entities listed above

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